Exhibit 99.1

Digital Recorders, Inc. Announces Advanced Training Classes for Forensic Audio Products

     DALLAS--(BUSINESS WIRE)--September 29, 2004--

            Digital Audio Corporation Business Unit Training Program
               Successfully Targets Global Law Enforcement Markets

     Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems, announced today that its Digital Audio Corporation (DAC) business unit in Research Triangle Park, N.C., recently held its first "Advanced DAC School" forensic audio training course in North Carolina, and that additional training sessions will be held this year for customers in the United Kingdom and Australia.
     "All of DAC's 2004 training programs, including its basic- and advanced-level courses, have been booked to capacity, indicating strong customer interest in DAC's forensic audio solutions and proven ability to provide technological innovations that meet both the current and future audio clarification needs of the law enforcement market," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said. "Although these training programs do not generate any significant direct revenues, the Company believes they are a valuable tool for developing and strengthening relationships with existing and potential customers and gauging market reaction to DAC's products."

     About Advanced DAC School

     For more than a decade, DAC has provided a basic forensic audio training program to law enforcement customers. In September 2004, in response to requests from customers worldwide, DAC began offering its advanced training program, Advanced DAC School, which focuses on topics such as advanced signal processing theory and forensic acoustics. In addition, Advanced DAC School provides laboratory training with actual DAC equipment and real-world audio recordings to enable customers to hone their skills in advanced clarification techniques. The course is an integral part of DAC's strategy to provide ongoing forensic audio technology training and support to local, state, federal, and international law enforcement and security communities.

     About the DAC Business Unit

     Founded in 1979 and acquired by DRI in 1995, the DAC business unit is a leading provider of forensic audio solutions for law enforcement, intelligence, military, and security organizations in a number of countries across the globe. DAC, which is based in Research Triangle Park, N.C., designs, develops, manufactures and sells audio technologies to support audio collection, enhancement, and countermeasures applications. For more information about DAC products, go to www.dacaudio.com.

     About the Company

     Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement or security digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transit communications products -- TwinVision(R) and Mobitec route destination signage systems, Talking Bus(R) voice announcement systems, Internet-based passenger information systems, and computer aided dispatch/ automatic vehicle locating and monitoring systems -- enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies around the globe detect, capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

     Forward-Looking Statements

     This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated. It is important to note the Company's actual results could differ materially from those contemplated in the Company's forward-looking statements as a result of various factors. Among other factors, the Company's results will be affected, perhaps materially, by general economic conditions, the availability of national government assistance and funding to local transportation authorities, the adoption and implementation of regulations concerning public transportation services, product demand and market acceptance risks, the effect of import, licensing and trade restrictions, the results of implementing the Company's business plan, the impact on the Company of its relationship with its lenders, the plans and prospects of competitors, the impact of competitive products and pricing, currency fluctuations, infringement by third parties of the Company's trade secrets and other intellectual property, the burdens and costs of defending against potential infringement claims against the Company, and our ability to attract and retain personnel. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements and risks associated with the Company's business.

     CONTACT: Digital Recorders, Inc., Dallas
              Veronica B. Marks, 214-378-4776
              Fax: 214-378-8437
              veronicam@digrec.com